UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

CLEAR SECURE, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street, 17th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 723-1404

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	The New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Reorganization Agreement

On July 2, 2021, Clear Secure, Inc. (the “Company”) completed its initial public offering (the “IPO”) of shares of Class A common stock, par value $0.00001 per share (the “Class A common stock”). On June 29, 2021, following the pricing of the IPO, the Company completed an internal reorganization through a series of transactions (the “Reorganization Transactions”) that were designed to allow the Company’s business to continue to be conducted through Alclear Holdings, LLC (“Alclear”) and its subsidiaries, while permitting the Company to complete the IPO and have access to additional capital and liquidity through being a public company. To effect the Reorganization Transactions, on June 29, 2021, the Company entered into a reorganization agreement (the “Reorganization Agreement”) with Alclear, the remaining members of Alclear (other than the Company) after giving effect to the Reorganization Transactions, including Alclear Investments, LLC (an entity controlled by Ms. Seidman-Becker, the Company’s Chief Executive Officer) and Alclear Investments II, LLC (an entity controlled by Mr. Cornick, the Company’s President and Chief Financial Officer), and certain other pre-IPO members of Alclear. We refer to Alclear Investments, LLC and Alclear Investments II, LLC as the “Founder Post-IPO Members.” We refer to the members of Alclear (other than the Company) after giving effect to the Reorganization Transactions as the “CLEAR Post-IPO Members.”

The foregoing summary of the Reorganization Agreement is qualified in its entirety by reference to the Reorganization Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Amended and Restated Operating Agreement of Alclear

In connection with the Reorganization Transactions, on June 29, 2021, the Company, Alclear and each of the CLEAR Post-IPO Members, including the Founder Post-IPO Members, entered into an Amended and Restated Operating Agreement of Alclear Holdings, LLC (the “Amended and Restated Alclear Operating Agreement”).

In accordance with the terms of the Amended and Restated Alclear Operating Agreement, the Company operates its business through Alclear and its subsidiaries. Pursuant to the terms of the Amended and Restated Alclear Operating Agreement, the Company will not, without the prior written consent of the CLEAR Post-IPO Members, engage in any business activity other than the management and ownership of Alclear and its subsidiaries or own any assets (other than on a temporary basis), other than securities of Alclear and its subsidiaries or any cash or other property or assets distributed by or otherwise received from Alclear and its subsidiaries, unless the Company determines in good faith that such actions or ownership are in the best interest of Alclear.

As the sole managing member of Alclear, the Company has control over all of the affairs and decision making of Alclear. As such, through its officers and directors, the Company is responsible for all operational and administrative decisions of Alclear and the day-to-day management of Alclear’s business. The Company will fund any dividends to its stockholders by causing Alclear to make distributions to its unitholders, including the Company, the Founder Post-IPO Members and the other CLEAR Post-IPO Members, subject to the limitations imposed by the Company’s debt documents.

The holders of Alclear non-voting common units (“Alclear Units”) will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Alclear. Net profits and net losses of Alclear will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Alclear Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Alclear Operating Agreement provides for cash distributions to the holders of Alclear Units for purposes of funding their tax obligations in respect of the taxable income of Alclear that is allocated to them. Generally, these tax distributions will be computed based on Alclear’s estimate of the net taxable income of Alclear allocable per Alclear Unit multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York or California (whichever is higher) (taking into account the non-deductibility of certain expenses and the character of the Company’s income).

The Amended and Restated Alclear Operating Agreement provides that, except as otherwise provided in the Amended and Restated Alclear Operating Agreement, if at any time the Company issues a share of its Class A common stock or Class B common stock, par value $0.00001 per share, of the Company (the “Class B common stock”), other than pursuant to an issuance and distribution to holders of shares of its common stock of rights to purchase the Company’s equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by the Company with respect to such share, if any, shall be concurrently invested in Alclear (unless such shares were issued by the Company to fund (i) its ongoing operations or pay its expenses or other obligations or (ii) the purchase of Alclear Units from a member of Alclear (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Alclear shall issue Alclear Units to the Company. Similarly, except as otherwise determined by the Company, Alclear will not issue any additional Alclear Units to the Company unless the Company issues or sells an equal number of shares of Class A common stock or Class B common stock. Conversely, if at any time any shares of Class A common stock or Class B common stock of the Company are redeemed, repurchased or otherwise acquired, Alclear will redeem, repurchase or otherwise acquire an equal number of Alclear Units held by the Company, upon the same terms and for the same price per security, as the shares of Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Alclear will not effect any subdivision or combination of the Alclear Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of the Company’s common stock, and the Company will not effect any subdivision or combination of any class of its common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Alclear Units.

Subject to certain exceptions, Alclear will indemnify all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person may be involved or become subject to in connection with Alclear’s business or affairs or the Amended and Restated Alclear Operating Agreement or any related document.

Alclear may be dissolved only upon the first to occur of (i) the expiration of 45 days after the sale of substantially all of its assets or (ii) upon the Company’s approval. Upon dissolution, Alclear will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Alclear’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to its members in proportion to their vested Alclear Units (after giving effect to any obligations of Alclear to make tax distributions).

The Amended and Restated Alclear Operating Agreement restricts certain persons, including Ms. Seidman-Becker and Mr. Cornick, while they hold Alclear Units and for 12 months thereafter, from directly or indirectly competing with Alclear by engaging, in the United States, in certain activity related to the business of providing secure biometric identification services for travel and other secure identification applications as conducted by Alclear and its subsidiaries. Passive holdings by such persons of up to 10% of the equity or financial interests of another person engaged in such business is permitted so long as disclosed in writing to Alclear. Alclear may in its discretion grant waivers of these restrictions. Such persons are also prohibited from directly or indirectly inducing or persuading any of the Company’s employees from terminating his or her employment with the Company, subject to certain exceptions.

The foregoing summary of the Exchange Agreement is qualified in its entirety by reference to the Amended and Restated Alclear Operating Agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Exchange Agreement

On June 29, 2021, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Alclear and each of the CLEAR Post-IPO Members, including the Founder Post-IPO Members, pursuant to which they (or certain transferees thereof) have the right, subject to certain restrictions, to exchange their Alclear Units (along with the corresponding shares of Class C common stock, par value $0.00001 per share, of the Company (the “Class C common stock”) or Class D common stock, par value $0.00001 per share, of the Company (the “Class D common stock”), as applicable) for (i) shares of the Company’s Class A common stock or Class B common stock, as applicable, on a one-for-one basis (“Share Exchange”) or (ii) cash from a substantially concurrent public offering or private sale of Class A common stock (based on the market price of the Company’s Class A common stock in such public offering or private sale) (“Cash Exchange”), at the Company’s option (as the managing member of Alclear), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Each Clear Post-IPO Member’s right to exchange its Alclear Units (along with the corresponding shares of the Company’s Class C common stock or Class D common stock, as applicable) under the Exchange Agreement is limited to one exchange for such Clear Post-IPO Member per calendar month unless the Company otherwise agrees or such exchange is for a value of $5 million or more, limited to exchanges that will reasonably be expected to have a value of at least $50,000 unless the Company otherwise agrees or it involves the exchange of all of such Clear Post-IPO Member’s remaining Alclear Units and subject to any other applicable restrictions set forth in the Exchange Agreement. Any decision to require a Cash Exchange rather than a Share Exchange will ultimately be determined by a majority of the disinterested members of the Company’s board of directors or a committee of disinterested directors. Upon exchange, each share of the Company’s Class C common stock or Class D common stock will be cancelled.

The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to the Company’s Class A common stock is proposed by the Company or its stockholders and approved by the Company’s board of directors or is otherwise consented to or approved by the Company board of directors, the CLEAR Post-IPO Members will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by the Company, the Company is obligated to use its reasonable best efforts to enable and permit the CLEAR Post-IPO Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of Class A common stock without discrimination. In addition, the Company is obligated to use its reasonable best efforts to ensure that the CLEAR Post-IPO Members may participate in each such offer without being required to exchange Alclear Units and shares of Class C common stock or Class D common stock.

The foregoing summary of the Exchange Agreement is qualified in its entirety by reference to the Exchange Agreement, which is filed herewith as Exhibit 10.3 and incorporated by reference herein.

Registration Rights Agreement

On June 29, 2021, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Founder Post-IPO Members and certain other holders of the Company’s common stock (each, a “Registration Party”).

Pursuant to the Registration Rights Agreement, each Founder Post-IPO Member and, at any time after the date that is 180 days after the date of the Registration Rights Agreement, any other Registration Party or Registration Parties that individually or collectively beneficially own at least a majority of the Company’s Class A common stock, will be entitled to demand the registration of the sale of any or all of the Company’s Class A common stock that it beneficially owns. The demand registration rights are subject to certain conditions and exceptions, including the Company’s right to defer a demand registration under certain circumstances and a limit on the number of demand registrations (two in the aggregate for the Founder Post-IPO Members and two in the aggregate for the other Registration Parties that individually or collectively beneficially own at least a majority of the Company’s Class A common stock). Subject to certain conditions and exceptions, each Registration Party will be entitled to have all or part of the shares of Class A common stock that it beneficially owns included in demand registrations.

Among other things, under the terms of the Registration Rights Agreement:

•	if the Company proposes to file certain types of registration statements under the Securities Act of 1933, as amended (the "Securities Act") with respect to offerings of its Class A common stock or other equity securities whether or not for the Company’s own account, the Company will be required to use its reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•	each Founder Post-IPO Member and any other Registration Party or Registration Parties who beneficially own not less than 5% of the Company’s outstanding shares of Class A common stock will have the right, subject to certain conditions and exceptions, to request as soon as the Company becomes eligible to register the sale of its securities on Form S-3 under the Securities Act (which will not be for at least 12 calendar months after the closing of the IPO) that the Company file (i) registration statements with the Securities and Exchange Commission for one or more underwritten offerings of all or part of the shares of Class A common stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of the shares of Class A common stock that it beneficially owns, and the Company will be required to use its reasonable best efforts to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable. Subject to certain conditions and exceptions, each Registration Party will be entitled to have all or part of the Company’s shares of Class A common stock that it beneficially owns included in such underwritten offerings and shelf registration statements.

In connection with transfers of their registrable securities, the Registration Parties may assign certain of their respective rights under the Registration Rights Agreement.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, will be paid by the Company. The selling stockholders will be responsible for the underwriting discounts and commissions relating to shares they sell and fees and expenses of financial advisors of the selling stockholders and their internal administrative and similar costs.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The Registration Rights Agreement is governed by Delaware law.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.4 and incorporated by reference herein.

Tax Receivable Agreement

On June 29, 2021, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the CLEAR Post-IPO Members that provides for the payment by the Company to the CLEAR Post-IPO Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) as a result of (i) any increase in tax basis in Alclear’s assets resulting from (a) exchanges by the CLEAR Post-IPO Members (or their transferees or other assignees) of Alclear Units (along with the corresponding shares of the Company’s Class C common stock or Class D common stock, as applicable) for shares of the Company’s Class A common stock or Class B common stock, as applicable, and purchases of Alclear Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, from CLEAR Post-IPO Members (or their transferees or other assignees) or (b) payments under the Tax Receivable Agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the Tax Receivable Agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, will vary depending upon a number of factors, including the timing of exchanges by or purchases from the CLEAR Post-IPO Members, the price of the Company’s Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income the Company generates in the future and the tax rate then applicable and the portion of the Company’s payments under the Tax Receivable Agreement constituting imputed interest.

In addition, the Tax Receivable Agreement will provide that in the case of a change in control of the Company or a material breach of its obligations under the Tax Receivable Agreement, the Company is required to make a payment to the CLEAR Post-IPO Members in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR (or, in the absence of LIBOR, its successor rate) plus 100 basis points, which may differ from the Company’s, or a potential acquirer’s, then-current cost of capital) under the Tax Receivable Agreement, which payment would be based on certain assumptions, including those relating to the Company’s future taxable income.

The foregoing summary of the Tax Receivable Agreement is qualified in its entirety by reference to the Tax Receivable Agreement, which is filed herewith as Exhibit 10.5 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On June 29, 2021, in connection with the mergers contemplated by the Reorganization Transactions, the Company issued an aggregate of 59,240,306 shares of the Company’s Class A common stock to certain pre-IPO members of Alclear. These shares of Class A common stock were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering. No underwriters were involved in the transaction.

In addition, on June 29, 2021, in connection with the Reorganization Transactions, the Company issued an aggregate of (i) 1,042,234 shares of the Company’s Class B common stock to the Founder Post-IPO Members, (ii) 44,598,167 shares of the Company’s Class C common stock to the CLEAR Post-IPO Members other than the Founder Post-IPO Members and (iii) 26,709,821 shares of its Class D common stock to the Founder Post-IPO Members. These shares of Class B common stock, Class C common stock and Class D common stock were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering. No underwriters were involved in the transaction.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2021, in connection with the IPO, the Company amended and restated its certificate of incorporation and amended and restated its by-laws.

The Company’s Second Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 and incorporated by reference herein, and the Company’s Amended and Restated By-laws are filed herewith as Exhibit 3.2 and incorporated by reference herein.

Item 8.01	Other Events.

On July 2, 2021, the Company closed the IPO, in which the Company issued 15,180,000 shares of Class A common stock (which includes 1,980,000 shares of Class A common stock as a result of the exercise of the underwriters’ over-allotment option, which was exercised on June 30, 2021). The initial offering price to the public in the IPO was $31.00 per share. The Company received $29.295 per share from the underwriters after deducting underwriting discounts and commissions of $1.705 per share.

The Company received approximately $444.7 million in net proceeds from the IPO, after deducting underwriting discounts and commissions, which the Company contributed to Alclear in exchange for 15,180,000 Alclear Units. The Company will cause Alclear to use such contributed amount to pay offering expenses and for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Form S-8 (File No. 333-257532), filed on June 29, 2021).
3.2	Amended and Restated By-laws (incorporated by reference to the Company’s Form S-8 (File No. 333-257532), filed on June 29, 2021).
10.1	Reorganization Agreement, dated as of June 29, 2021, among Clear Secure, Inc., Alclear Holdings, LLC, Alclear Investments, LLC, Alclear Investments II, LLC, Alclear Management Pooling Vehicle, LLC, Kenneth Cornick and the other parties thereto.
10.2	Amended and Restated Operating Agreement of Alclear Holdings, LLC, dated as of June 29, 2021, among Alclear Holdings, LLC, Clear Secure, Inc., and the other parties thereto.
10.3	Exchange Agreement, dated as of June 29, 2021, among Clear Secure, Inc. and the other parties thereto.
10.4	Registration Rights Agreement, dated as of June 29, 2021, among Clear Secure, Inc. and the other parties thereto.
10.5	Tax Receivable Agreement, dated as of June 29, 2021, among Clear Secure, Inc. and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

	By:	/s/ Matthew Levine
		Name:	Matthew Levine
		Title:	General Counsel and Chief Privacy Officer

Dated: July 2, 2021